UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021 (May 13, 2021)

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 13, 2021, the Company held its 2021 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting there were present in person or represented by proxy 100,066,850 shares of the Company’s common stock, which represented approximately 83.2% of the 120,270,694 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) elected 11 directors to the Company’s Board of Directors (the “Board”); (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and (iii) approved on an advisory basis the compensation of the Company’s named executive officers. The number of votes “For”, “Against” and “Abstain,” as well as the number of broker non-votes, for each proposal were as set forth below.

Proposal 1: The eleven nominees for director received the number of votes reported below:

Nominee	For	Against	Abstain	Broker Non-Votes
Donna M. Alvarado	75,061,629	3,581,812	97,125	21,326,284
Robert J. Dennis	76,537,611	2,105,744	97,211	21,326,284
Mark A. Emkes	66,211,377	12,431,145	98,044	21,326,284
Damon T. Hininger	76,308,771	2,339,947	91,848	21,326,284
Stacia A. Hylton	66,257,291	12,387,621	95,654	21,326,284
Harley G. Lappin	76,266,036	2,363,525	111,005	21,326,284
Anne L. Mariucci	72,597,158	6,048,495	94,913	21,326,284
Thurgood Marshall, Jr.	66,000,749	12,652,434	87,383	21,326,284
Devin I. Murphy	76,556,334	2,087,089	97,143	21,326,284
Charles L. Overby	66,119,972	12,521,901	98,693	21,326,284
John R. Prann, Jr.	74,381,165	4,248,414	110,987	21,326,284

Accordingly, Ms. Alvarado, Mr. Dennis, Mr. Emkes, Mr. Hininger, Ms. Hylton, Mr. Lappin, Ms. Mariucci, Mr. Marshall, Mr. Murphy, Mr. Overby and Mr. Prann were elected to serve until the Company’s 2022 Annual Meeting of Stockholders and until their respective successor is duly qualified and elected.

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021:

For	Against	Abstain	Broker Non-Votes
96,132,104	3,759,100	175,646	—

Proposal 3: An advisory vote to approve the compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
75,725,767	2,749,862	264,937	21,326,284

Item 8.01	Other Events.

During the Annual Meeting the Company announced that, following discussions with the Service Employees International Union (“SEIU”) regarding SEIU’s stockholder proposal to conduct a racial equity audit, the proposal was withdrawn by SEIU prior to the meeting because the Company has reached a constructive agreement to adopt the stockholder proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 18, 2021	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle Executive Vice President and Chief Financial Officer